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                                                 EXHIBIT 5.1
                    _____________________

               TESTA, HURWITZ & THIBEAULT, LLP
                    _____________________
                      Attorneys at Law

             High Street Tower, 125 High Street
                 Boston, Massachusetts 02110
Office (617) 248-7000                                       Fax (617) 248-7100


                                   July 31, 1997



American Power Conversion Corporation
132 Fairgrounds Road
West Kingston, RI 02892

     Re: Registration Statement on Form S-8 Relating to the 1993 Non-Employee Director Stock Option Plan,
          1997 Non-Employee Director Stock Option Plan, the 1997 Stock Option Plan and the 1997 Employee Stock Purchase Plan (collectively, the "Plans")

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by American Power Conversion Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 7,240,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Articles of Organization, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.


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     We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Testa, Hurwitz & Thibeault, LLP

                                   TESTA, HURWITZ & THIBEAULT, LLP